Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES SECOND QUARTER AND FIRST HALF 2022 FINANCIAL RESULTS

CLEVELAND, Aug. 4, 2022 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its second quarter ended June 30, 2022.

Q2 2022 Highlights:

  Record quarterly net sales and profit
  Net sales increased 23% from comparable 2021 period
  Diluted EPS of $2.77, an increase of 54% from comparable 2021 period

Net sales for the second quarter of 2022 were $163.5 million, an increase of 23%, compared to $133.0 million in the second quarter of 2021. Currency translation rates had an unfavorable impact on 2022 second quarter net sales of $5.5 million, or 3.4%.

The Company posted net income for the second quarter of 2022 of $13.7 million, or $2.77 per diluted share, compared to $8.9 million, or $1.80 per diluted share, in the second quarter of 2021. Second quarter 2022 net income benefited from the significant increase in net sales while leveraging fixed costs and gross margin gains resulting from the previously announced price increases which are beginning to offset the impact of inflation on commodity prices and freight. Currency translation rates had a favorable effect on net income of $0.1 million.

Net sales increased 20% to $301.7 million for the first six months of 2022 compared to $250.6 million for the first six months of 2021. Currency translation rates had an unfavorable impact on net sales of $8.0 million for the six months ended June 30, 2022.

Net income for the six months ended June 30, 2022 was $26.0 million, or $5.25 per diluted share, compared to $16.0 million or $3.25 per diluted share, for the comparable period in 2021. YTD June 30, 2022 net income benefited from the 20% YTD increase in net sales with related fixed cost leverage as well as the realization of price increases which are beginning to offset the impact of inflation on commodities and freight. Also benefiting the YTD net income was the $4.4 million non-taxable gain from life insurance benefits. Currency translation rates had an unfavorable effect on net income of $0.1 million.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "We continue to record impressive gains in both net sales and earnings, with the second quarter of 2022 being a new record for both. Excluding the impact of currency translation, all regions reported an increase in net sales versus the second quarter of 2021 and on a YTD basis all regions except for Asia-Pacific reported increased net sales. Our sales growth was made possible by strong volume growth in both the energy and communications product families, incremental sales from our newest acquisitions and selling price adjustments required to offset the significant levels of inflation experienced last year and so far this year. We continuously monitor the impact of inflationary increases on our raw material inputs and freight expense. Additional selling price adjustments may be required to offset further inflationary increases. Customer satisfaction remains our primary goal – accomplished by providing high-quality products and services that meet or exceed expectations."

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, the impact of legal or regulatory matters or global economic conditions (such as the impact of inflation, social unrest, acts of war, military conflict (including the ongoing conflict between Russia and Ukraine), international hostilities, terrorism and changes in diplomatic and trade relationships) on profitability and future growth opportunities; the Company's ability to identify, complete, obtain funding for and integrate acquisitions for profitable growth; and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2021 Annual Report on Form 10-K filed with the SEC on March 4, 2022 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ABOUT PLP

PLP protects the world's most critical connections by creating stronger and more reliable networks. The company's precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in over 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Thousands of dollars, except share and per share data)	2022	2021

ASSETS
Cash, cash equivalents and restricted cash	$ 30,103	$ 36,406
Accounts receivable, less allowances of $4,931 ($3,744 in 2021)	123,122	98,203
Inventories, net	127,408	114,507
Prepaid expenses	20,855	19,778
Other current assets	5,561	3,217
TOTAL CURRENT ASSETS	307,049	272,111

Property, plant and equipment, net	157,444	149,774
Goodwill	34,792	28,194
Other intangible assets, net	15,104	12,039
Deferred income taxes	5,551	3,839
Other assets	17,116	23,061
TOTAL ASSETS	$ 537,056	$ 489,018

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 49,217	$ 42,376
Notes payable to banks	16,856	16,423
Current portion of long-term debt	3,217	3,116
Accrued compensation and other benefits	24,313	21,703
Accrued expenses and other liabilities	26,067	21,917
TOTAL CURRENT LIABILITIES	119,670	105,535

Long-term debt, less current portion	57,502	40,048
Other noncurrent liabilities and deferred income taxes	27,197	27,335

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 4,940,578 and
4,907,143 issued and outstanding, as of June 30, 2022 and December 31, 2021, respectively	13,303	13,185
Common shares issued to rabbi trust, 244,969 and 243,138 shares at
June 30, 2022 and December 31, 2021, respectively	(10,231)	(10,102)
Deferred compensation liability	10,231	10,102
Paid-in capital	49,918	47,814
Retained earnings	434,718	410,673
Treasury shares, at cost, 1,714,822 and 1,685,387 shares at
June 30, 2022 and December 31, 2021, respectively	(95,631)	(93,836)
Accumulated other comprehensive loss	(69,629)	(61,719)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	332,679	316,117
Noncontrolling interest	8	(17)
TOTAL SHAREHOLDERS' EQUITY	332,687	316,100
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 537,056	$ 489,018

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(Thousands of dollars, except earnings per share data)	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021

Net sales	$ 163,471	$ 133,038	$ 301,694	$ 250,591
Cost of products sold	110,765	89,999	207,037	167,360
GROSS PROFIT	52,706	43,039	94,657	83,231

Costs and expenses
Selling	11,668	10,099	22,328	19,701
General and administrative	16,948	13,770	33,256	28,164
Research and engineering	5,363	4,763	10,137	9,374
Other operating expense, net	778	1,669	1,536	2,486
	34,757	30,301	67,257	59,725
OPERATING INCOME	17,949	12,738	27,400	23,506

Other income (expense)
Interest income	104	26	216	47
Interest expense	(784)	(457)	(1,310)	(920)
Other income, net	495	270	5,599	498
	(185)	(161)	4,505	(375)

INCOME BEFORE INCOME TAXES	17,764	12,577	31,905	23,131

Income tax expense	4,043	3,686	5,883	7,063

NET INCOME	$ 13,721	$ 8,891	$ 26,022	$ 16,068
Net income attributable to noncontrolling interests	(9)	(22)	(25)	(20)

NET INCOME ATTRIBUTABLE TO PREFORMED
LINE PRODUCTS COMPANY SHAREHOLDERS	$ 13,712	$ 8,869	$ 25,997	$ 16,048

AVERAGE NUMBER OF SHARES OF COMMON STOCK
OUTSTANDING:
Basic	4,940	4,912	4,934	4,914
Diluted	4,955	4,930	4,954	4,935

EARNINGS PER SHARE OF COMMON STOCK
ATTRIBUTABLE TO PREFORMED LINE PRODUCTS
COMPANY SHAREHOLDERS:
Basic	$ 2.78	$ 1.81	$ 5.27	$ 3.27
Diluted	$ 2.77	$ 1.80	$ 5.25	$ 3.25

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.40	$ 0.40

CONTACT: MEDIA RELATIONS - JOSH NELSON, MANAGER, MARKETING COMMUNICATIONS, +1 440 473 9120,JOSH.NELSON@PLP.COM; INVESTOR RELATIONS - ANDREW S. KLAUS, CHIEF FINANCIAL OFFICER, +1 440 473 9246, ANDY.KLAUS@PLP.COM